Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-3, as amended, (No. 333-112239) and on Form S-8 (Nos. 333-36020 and 333-108314) and the related Prospectus of Corautus Genetics Inc. (formerly GenStar Therapeutics Corporation) of our report dated March 18, 2004, with respect to the consolidated financial statements of Corautus Genetics Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/ ERNST & YOUNG LLP

Atlanta, Georgia

March 29, 2004